Exhibit 99.1

Oragenics Collaboration Demonstrates Initial Success in the Second Phase of Lantibiotics Project

TAMPA, FL (August 26, 2013) – Oragenics, Inc. (NYSE MKT: OGEN) announced today that through its Exclusive Channel Collaboration (ECC) with Intrexon Corporation (NYSE:XON), a synthetic biology company, preliminary experiments demonstrate that a genetically-modified (GM) host can be engineered to produce improved titers of OGEN’s lead compound MU1140, progressing towards the commercial production of lantibiotics, a novel-class of broad-spectrum antibiotics.

The collaboration has also uncovered two new methods of purifying its lead compound resulting in higher purity and yields of MU1140. The next step will be to use the GM host to produce analogs of MU1140 that are expected to demonstrate improved antimicrobial, chemical and pharmacological properties, with the objective of building a comprehensive antibiotic pipeline against various life-threatening indications.

“The ability to produce MU1140 by fermentation was originally thought not to be commercially feasible due to low titers and purification issues. The Oragenics-Intrexon ECC has shown that the application of specific expertise in key areas may enable a viable commercial strategy and ultimately bring these important drugs into human clinical studies,” stated Dr. John N. Bonfiglio, Chief Executive Officer of Oragenics. “Preclinical development plans are currently being designed by our R&D team, which includes well-respected experts in the area of antibiotic commercialization.” Dr. Bonfiglio further stated.

In June 2012, Oragenics and Intrexon entered into an ECC to develop and commercialize lantibiotics for the treatment of infectious diseases. The companies are pursuing a pipeline of new lantibiotics that are particularly active against a variety of Gram positive bacteria that are resistant to drugs of last resort.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health for humans and pets. Oragenics, Inc. has established an exclusive worldwide channel collaboration for lantibiotics, a novel class of broad spectrum antibiotics, with Intrexon Corporation Inc., a synthetic biology company. The collaboration will allow Oragenics access to Intrexon’s proprietary technologies with the idea of accelerating the development of much needed new antibiotics that will work against resistant strains of bacteria. Oragenics also develops, markets and sells proprietary probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora in over 13 countries worldwide.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words

“believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to raise additional capital to sustain our operations beyond March 31, 2014, our ability to produce sufficient quantities of MU1140, or an analog, in order to commence and conduct preclinical testing; and those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Corporate Contact

Michael Sullivan

Chief Financial Officer

Oragenics, Inc

4902 Eisenhower Blvd – Suite 125

Tampa, Fl 33634

Tel: 813-286-7900 x246

Direct: 813-786-6431

msullivan@oragenics.com

Investor / Media Contacts

Stephanie Carrington / Aaron Estrada

The Ruth Group

Tel: +1-646-536-7017/7028

scarrington@theruthgroup.com aestrada@theruthgroup.com